FOURTH SUPPLEMENTAL INDENTURE dated as of August __,
1993 between TEREX CORPORATION, a Delaware corporation (the
"Company"), and CONTINENTAL BANK, NATIONAL ASSOCIATION (formerly known as Continental Illinois National Bank and Trust Company of
Chicago) (the "Trustee").

          WHEREAS, the Company, and Clark Equipment Limited, a Kentucky corporation, Terex Equipment Limited, an entity organized under the laws of Scotland, and Clark Material Handling GmbH, an entity organized under the laws of Germany
(collectively, the "Guarantors"), as guarantors, and the Trustee are parties to an Indenture dated as of June 30, 1987 providing for the issuance of the Company's 13-1/2% Senior Subordinated Notes due July 1, 1997 (the "Securities"), as amended by the First Supplemental Indenture dated as of August 24, 1988, the Second Supplemental Indenture dated as of July 31, 1992 and the Third Supplemental Indenture dated as of April 20, 1993 (collectively, the "Indenture");

          WHEREAS, the Company, the Guarantors and the Trustee desire to amend the Indenture to provide for the maintenance by the Company of certain amounts of Collateral (as such term is defined in the Indenture).

          NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities ("Holders").

                            ARTICLE 1

                   AMENDMENT TO THE INDENTURE

Section 1.01.

          The Indenture is hereby modified by the addition of a new Section 4.18 to read in its entirety as follows:

Section 4.18.  Maintenance of Collateral

               (a) If the Company's Value of the Collateral (defined below) on the last day of any fiscal quarter (the "Collateral Deficiency Date") is not greater than the Minimum Collateral Amount (defined below), then the Company shall, no later than 65 days after a Collateral Deficiency Date (110 days if a Collateral Deficiency Date is also the end of the Company's fiscal year), make an offer to purchase (a "Collateral Offer"), in cash, (i) first, Senior Secured Notes and (ii) second, if no Senior Secured Notes are then outstanding, Securities from all Holders, in either case in an aggregate principal amount equal to the greater of (i) 10% of the principal amount of Senior Secured Notes or Securities, as the case may be, issued and outstanding and (ii) the aggregate principal amount of Senior Secured Notes or Securities, as the case may be, that if purchased in full would result in a pro forma Collateral Coverage Ratio as of such Collateral Deficiency Date of greater than the Minimum Collateral Amount (the "Collateral Offer Amount"), at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Collateral Payment Date. Any purchase of Securities pursuant to a Collateral Offer shall be subject to the subordination provisions and limitations of Article 10 hereof.

               (b) Each Collateral Offer for Securities shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Collateral Offer Period"). No later than five (5) Business Days after the termination of the Collateral Offer Period (the "Collateral Payment Date"), the Company shall purchase the Securities tendered, up to the Collateral Offer Amount, or, if less than such Collateral Offer Amount has been tendered, all Securities tendered in response to such Collateral Offer.

               (c) If the Collateral Payment Date is on or after a record date with respect to the payment of interest and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to a Collateral Offer.

               (d) The Company shall provide the Trustee with notice of a Collateral Offer for Senior Secured Notes or Securities, as the case may be, at least ten (10) days before the notice of any such Collateral Offer is mailed to Holders. In the event of a Collateral Offer for Senior Secured Notes, the Company shall also provide the Trustee with a copy of the notice to holders of Senior Secured Notes (the "Senior Holders") advising them of the Collateral Offer at such time as the notice of such Collateral Offer is mailed to Senior Holders.

               (e) Upon the commencement of any Collateral Offer for Securities, the Company or the Trustee shall send, by first class mail, a notice to each Holder at its registered address as it appears in the Securities register maintained by the Registrar. The notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company which is (or would be, if the Company were subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act")) required to be contained in a Quarterly Report on Form 10-Q for the fiscal quarter ending on the Collateral Deficiency Date if such fiscal quarter is one of the Company's first three fiscal quarters. If such fiscal quarter is the Company's last fiscal quarter, a copy of the information which is (or would be, if the Company were subject to the reporting requirements of the Exchange Act) required to be contained in an Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) for the fiscal year ending with such fiscal quarter shall either accompany the notice or be delivered to Holders not less than fifteen (15) days before the Collateral Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Collateral Offer. The notice, which shall govern the terms of such Collateral Offer, shall state:

               (1)  that the Collateral Offer is being made
     pursuant to this Section 4.18 and the length of time the Collateral Offer will remain open;

               (2) the Collateral Offer Amount of Securities subject to the Collateral Offer, the purchase price
     (including the amount of accrued interest) and the Collateral Payment Date;

               (3) that any Security not tendered or accepted for payment will continue to accrue interest;

               (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Collateral Offer shall cease to accrue interest after the Collateral Payment Date;

               (5) that Holders electing to have a Security purchased pursuant to the Collateral Offer will be required to surrender the Security with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Security completed, to the Paying Agent at the address specified in the notice before the expiration of the Collateral Offer Period;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Collateral Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities or Senior Secured Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Securities purchased;

               (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Collateral Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of such Securities surrendered.

          Each such Collateral Offer shall comply with all applicable provisions of Federal and state laws regulating tender offers, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

               (f) On or before a Collateral Payment Date, the Company shall (i) accept for payment on a pro rata basis the Collateral Offer Amount of Securities tendered pursuant to the Collateral Offer, or such lesser amount as shall have been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price (including accrued interest) of all Securities or portions thereof so accepted, (iii) deliver or cause the Paying Agent to deliver to the Trustee, the Securities so accepted and (iv) deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof are accepted for payment by the Company in accordance with the terms of this Section 4.18 and that sufficient funds have been deposited with the Paying Agent to pay the purchase price (including accrued interest) of such Securities or portions thereof accepted for payment. The Paying Agent shall promptly (but in any case not later than five (5) days after the Collateral Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price (including accrued interest) of the Securities tendered by such Holder and accepted by the Company for payment, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the respective Holders thereof. The Company will, or will cause the Trustee to, notify the Holders of the results of the Collateral Offer on the Collateral Payment Date.

               (g)  In the event that upon completion of a
Collateral Offer the Value of the Collateral is not at least equal to the Minimum Aggregate Value, the Company shall take such action as may be necessary to cause the Value of the Collateral to be equal to or greater than the Minimum Aggregate Value.

               (h) "Collateral Coverage Ratio" means, at any date, the ratio of (x) the aggregate value, on such date, of the net inventory, net fixed assets and securities of Fruehauf ("Fruehauf Securities") that constitute Collateral securing the Securities pursuant to valid and continuing first priority perfected Liens, calculated in the following manner: (i) net inventory and net fixed assets shall be valued at the net book value thereof, as determined in accordance with GAAP and reflected on the consolidated balance sheet of the Company as at such date; provided that net inventory shall be adjusted to exclude the effect of any LIFO reserves; and (ii) Fruehauf Securities shall be valued (A) in the case of Common Stock, par value $.01 per share, at the average of the daily Closing Price for the thirty (30) consecutive trading days prior to such date (after adjusting for all reclassifications, stock-splits, stock dividends or distributions, and similar actions) (the "Fair Market Value"), (B) in the case of securities exercisable for such Common Stock (other than securities representing indebtedness or preferred stock), at the Fair Market Value of the number of shares of such Common Stock for which such securities may be exercised less the applicable aggregate exercise price,
(C) in the case of indebtedness of Fruehauf, at the lower of the book value (as reflected on the consolidated financial statements of the Company in accordance with GAAP), principal amount or face amount thereof and (D) in the case of preferred stock of Fruehauf, at the lower of book value (as reflected on the consolidated financial statements of the Company in accordance with GAAP), liquidation preference or redemption price (the "Value of the Collateral") to (y) the greater of (i) the aggregate principal amount of Securities outstanding on such date and (ii) the aggregate principal amount of Senior Secured Notes outstanding on such date.

               (i) "Minimum Collateral Amount" means a Value of the Collateral equal to the greater of (i) an amount resulting in a 1.75 Collateral Coverage Ratio and (ii) an amount (the "Minimum Aggregate Value") equal to or greater than 115% of the aggregate principal amount of and accrued interest on the Securities and Senior Secured Notes then outstanding.

               (j)  "Closing Price" means for any trading day:

          (i) if the Fruehauf Common Stock is then traded on a national securities exchange (A) its last sales price on such date, or (B) if there was no sale on such date, the last sales price on the next preceding trading day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of Consolidated Tape Association Plan, or (C) if the Fruehauf Common Stock is not then eligible for reporting over such system, its last sales price on such national securities exchange or, if there was no sale on such date, on the next preceding trading day on which there was a sale on such exchange; or

         (ii) if the Fruehauf Common Stock is not then traded on a national securities exchange but is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A) the last sale price reported on NASDAQ or (B) if the Fruehauf Common Stock is a security for which last sale prices are not reported on NASDAQ, the average of the closing bid and asked quotations, in each case on such date; provided, that if the relevant NASDAQ price or quotation did not exist on such date, then the price or quotation on the next preceding trading day on which there was such a price or quotation; or

        (iii) if the Fruehauf Common Stock is not then traded on a national securities exchange or quoted on NASDAQ, the average of the bid and asked quotations as quoted in any of The Wall Street Journal, the National Quotation Bureau, Inc. pink sheets, quotation sheets of registered market makers and, if necessary, dealers' quotations; or if a Closing Price as of such date cannot be determined on the basis of any of the foregoing methods of valuation, the Current Market Price as of such date of determination shall be determined in good faith by an independent investment banking firm of nationally recognized standing.


                            ARTICLE 2

                          MISCELLANEOUS

Section 2.01.

          The amendment to the Indenture effected hereby shall be binding upon all Holders of the Securities, their transferees and assigns. All Securities issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the amendment to the Indenture effected hereby.

Section 2.02.

          All terms used in this Fourth Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture unless the context of this Fourth
Supplemental Indenture otherwise requires.

Section 2.03.

          This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

Section 2.04.

          The recitals contained in this Fourth Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.



                              SIGNATURES



Dated as of August __, 1993        TEREX CORPORATION



                                   By:__________________________
                                      Name:
                                      Title:

ATTEST:


____________________________



Dated as of August __, 1993        CONTINENTAL BANK, NATIONAL
                                       ASSOCIATION
                                   (formerly known as
                                   CONTINENTAL ILLINOIS
                                   NATIONAL BANK AND TRUST
                                   COMPANY OF CHICAGO),
                                   as Trustee



                                   By:___________________________
                                      Name:
                                      Title:

ATTEST:


____________________________

                                   GUARANTORS:

Dated as of August __, 1993        CLARK EQUIPMENT LIMITED



                                   By:_____________________________
                                      Name:
                                      Title:

ATTEST:


___________________________


                                   TEREX EQUIPMENT LIMITED



                                   By:_____________________________
                                      Name:
                                      Title:

ATTEST:


____________________________


                                   CLARK MATERIAL HANDLING GmbH
                                   (formerly known as Clark Equipment
                                   GmbH)


                                   By:_____________________________
                                      Name:
                                      Title:

ATTEST:


___________________________

______________________________________________________________________
______________________________________________________________________



                           TEREX CORPORATION

                              $50,000,000

                    13-1/2% Senior Subordinated Notes

                           due July 1, 1997

                   _________________________________

                     FOURTH SUPPLEMENTAL INDENTURE

                      Dated as of August __, 1993

                   ________________________________

                CONTINENTAL BANK, NATIONAL ASSOCIATION

       (FORMERLY KNOWN AS CONTINENTAL ILLINOIS NATIONAL BANK AND
                 TRUST COMPANY OF CHICAGO), as Trustee


______________________________________________________________________
______________________________________________________________________